UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 1, 2012

__________________

Lyris, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-82154	01-0579490
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of incorporation)		Identification Number)

6401 Hollis St., Suite 125
Emeryville, CA		94608
(Address of principal		(Zip code)
executive offices)

Registrant's telephone number, including area code: (800) 768-2929

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     On November 1, 2012, the Board of Directors of Lyris, Inc. (“Company”) appointed Deborah Eudaley, the Company’s current Chief Financial Officer, as Chief Operating Officer of the Company. Ms. Eudaley will continue to serve in her capacity as Chief Financial Officer.

     Information about Ms. Eudaley was previously provided in Items 10 and 11 of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2012, filed on September 14, 2012. No changes were made to Ms. Eudaley’s compensation arrangements with the Company as a result of her appointment.

     Ms. Eudaley is not related by blood or marriage to any of the Company’s directors or executive officers or any persons nominated by the Company to become directors or executive officers. The Company has not engaged in any transaction in which Ms. Eudaley or a person related to Ms. Eudaley had a direct or indirect material interest. To the Company’s knowledge, there is no arrangement or understanding between any of its officers or other persons and Ms. Eudaley pursuant to which she was selected to serve as an officer.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lyris, Inc.

By:	/s/ Deborah Eudaley
Name:	Deborah Eudaley
Title:	Chief Financial Officer and Chief Operating Officer

Dated: November 7, 2012